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                                                 EXHIBIT 11.1

                                      COMPUTATION OF EARNINGS PER SHARE



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                                                                                      SIX MONTHS ENDED
                                                                                 JUNE 30,            JULY 5,
                                                                                   1997               1998
                                                                             ----------------     --------------

Net Income                                                                   $    13,029,810      $  14,384,910
Basic:
 Weighted average number of shares outstanding                                    18,400,000         24,471,213
                                                                             ----------------     --------------
 Basic earnings per share                                                    $          0.71      $        0.59
                                                                             ================     ==============

Diluted:
 Weighted average number of shares outstanding                                    18,400,000         24,471,213
 Dilutive effects of stock options using the treasury
    stock method                                                                           -            392,643
                                                                             ----------------     ---------------
                                                                                  18,400,000         24,863,856
                                                                             ----------------     ---------------
Diluted earnings per share                                                   $          0.71      $        0.58
                                                                             ================     ===============


Proforma net income                                                          $     9,049,810
Weighted average number of shares outstanding                                     18,400,000
                                                                             ----------------
Basic and diluted earnings per share                                         $          0.49
                                                                             ================

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